Exhibit 3.4

                            CERTIFICATE OF MERGER OF

                          DIGI LINK TECHNOLOGIES, INC.
                               [a Delaware Corp.]

                                      INTO

                            IR OPERATING CORPORATION
                               [a Delaware Corp.]

                under Section 252 of the General Corporation Law
                            of the State of Delaware

     IT IS HEREBY CERTIFIED, upon behalf of each of the constituent corporations herein named, as follows:

     [1] The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporation.

     [2] The name of the domestic constituent corporation, which is to be the surviving corporation, is IR Operating Corporation , The jurisdiction of its incorporation is the State of Delaware; and the date of its incorporation therein is January 1972.

     [3] The name of the foreign constituent corporation, which is being merged into the surviving constituent corporation, is Digi Link Technologies, Inc. The jurisdiction of its incorporation is Delaware; and the date of its incorporation therein is February 23, 2000.

     [4] As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specifications of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan merger, as follows:

     Digi Link  Technologies,  Inc.  [a DE  Corp.]

     authorized and outstanding shares: 500,000,000 shares PV $.001 common authorized 98,462,500 shares PV $.001 common outstanding

     IR Operating Corporation [a DE Corp.]

authorized and outstanding shares

200,000,000 shares PV $ .001 Common authorized
5,217,428 shares PV $.001 Common outstanding
5,000,000 shares PV $.001 Preferred authorized
0 shares PV $.001 Preferred outstanding

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     [5]  The  merger  herein   certified  was  authorized  in  respect  of  the
constituent   corporations  by  the  written  consent  of  the  holders  of  all outstanding shares of each of the corporations entitled to vote on the plan of merger and the plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Subsection 252(c) of the Delaware General Corporation Law.

     [6]  The  Certificate  of  Incorporation   of  the  surviving   constituent
corporation shall remain as the Certificate of Incorporation.

     [7] The executed plan of merger is on file at the principal place of business of the surviving constituent corporation, the address of which is:

                     75 Lincoln Highway, Route 27, 2nd Floor
                            Iselin, New Jersey 08830

     [8] A copy of the plan of merger will be furnished by the surviving constituent corporation, on request and without cost, to any stockholder of any constituent corporation.

     [9] The Certificate of incorporation of the surviving corporation, IR Operating Corporation is hereby amended as to change the name by which the Corporation shall be known to Digi Link Technologies, Inc.

     IN WITNESS WHEREOF, We have subscribed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Dated: 1/31/01

                                       Digi Link Technologies, Inc.[a DE Corp.]

                                       By:/s/: Peter Jegou
                                       -------------------
                                               Peter Jegou, President


                                          /s/: Larry Greenberg
                                          --------------------
                                               Larry Greenberg, Secretary



                                       IR Operating Corporation [a DE Corp.]

                                       By:/s/: Murray J. Fox
                                       ---------------------
                                               Murray J. Fox, President


                                          /s/: David C. Katz
                                          ------------------
                                               David C. Katz, Secretary

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